SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                December 31, 2008

                           AIR INDUSTRIES GROUP, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                       000-29245                 20-4458244
        --------                       ---------                 ----------
        State of                      Commission                IRS Employer
      Incorporation                   File Number               I.D. Number

                 1479 North Clinton Avenue, Bay Shore, NY 11706
                     Address of principal executive offices

                  Registrant's telephone number: (631) 968-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities

On December 31, 2008, Air Industries Group, Inc. (the "Company") issued a warrant to purchase 137,138 shares of its series B convertible preferred stock to Taglich Brothers, Inc. for nominal consideration. The warrant is intended to compensate Taglich Brothers, Inc. for its continued efforts to raise funds on behalf of the Company. The warrant may be exercised until December 31, 2015. The exercise price of the warrant is $0.01 per share. The exercise price and number of shares of series B convertible preferred stock issuable upon exercise are subject to adjustment for stock dividends, stock splits, and recapitalizations, as well as mergers and certain corporate reorganizations . The warrant also includes a cashless exercise feature. In addition, the warrant gives the Company a right of first refusal with respect to the sale of shares of series B convertible preferred stock issuable upon exercise of the warrants and shares of common stock issuable upon conversion of the series B convertible preferred stock whereby the Company can purchase the shares for less than the amount for which the shares are to be sold to a third party.

In connection with the ongoing offering of the Company's junior subordinated notes and series B convertible preferred stock which commenced in September 2008 the Company initially agreed to pay Taglich Brothers, Inc. a fee of 10% of the amount of new money raised and 8% of the amount of its outstanding junior subordinated notes converted into the junior subordinated notes (the "New Junior Subordinated Notes") and shares of series B convertible preferred stock issued in that offering. Taglich Brothers, Inc. has agreed that such fee will be paid in kind with New Junior Subordinated Notes and shares of series B convertible preferred stock. In addition, the Company granted Taglich Brothers, Inc. the right to designate a total of three nominees for election to our Board of Directors, which nominees are Michael N. Taglich, Robert F. Taglich and Robert Schroeder.

Michael N. Taglich, Chairman of the Company's Board of Directors, is President and Chairman of Taglich Brothers, Inc. Robert F. Taglich is a Managing Director of, and Robert Schroeder is Vice President - Investment Banking of, Taglich Brothers, Inc.

The Company believes that the terms of the warrant are not less favorable than could have been obtained from an unaffiliated third party.

The warrant was issued pursuant to exemptions from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Taglich Brothers, Inc. is an accredited investor within the meaning of Rule 501 (a) of Regulation D.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

    4.1 Form of Warrant Agreement dated as of December 31, 2008 between Air Industries Group, Inc. and Taglich Brothers, Inc.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2009

                                       AIR INDUSTRIES GROUP, INC.


                                       By: /s/ Peter Rettaliata
                                           -------------------------------------
                                           Peter Rettaliata
                                           President and Chief Executive Officer


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                                  Exhibit Index

Exhibit No.       Description
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4.1               Form of Warrant Agreement dated as of December 31, 2008
                  between Air Industries Group, Inc. and Taglich Brothers, Inc.